Exhibit 99.1

TONNER-ONE WORLD HOLDINGS, INC. ANNOUNCES SETTLEMENT OF $441,163 IN CONVERTIBLE DEBT

KATY, TX / ACCESSWIRE / March 14, 2022 / Tonner-One World Holdings, Inc. (OTC PINK:TONR)

The company is pleased to announce that during the week of Mar 6, a total of $411,163 in convertible notes and $251,000 in promissory notes were settled for less than 10% of the face value.

“When I was appointed as the new CEO, my first directive to the team was to settle and eliminate convertible debt and promissory notes as a primary focus for the next six months,” stated Corinda J. Melton, CEO. “Our goal was to settle at least $200,000 in debt my first week in office and thanks to my amazing team and the relentless efforts of our co-founders, we exceeded that goal. We will continue to deliver on our promise to reduce debt at a rapid pace.” She added.